UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 25, 2010

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

60 Heartland Boulevard, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

(631) 586-5200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement
    On May 25, 2010, the Company entered into a third amendment to its credit agreement with Sovereign Bank, dated as of August 13, 2007, as amended as of October 22, 2008 and July 7, 2009 (the “Credit Agreement”), increasing the existing revolving credit facility under the Credit Agreement from an aggregate of $3,500,000 to an aggregate of $4,000,000 and extending the term of the revolving credit facility from August 2011 to August 2013. In addition, the interest rate of borrowings under the revolving credit facility was amended to (i) the greater of 3.75% or 3.25% in excess of the LIBOR Rate or (ii) the greater of 3.75% or 0.50% in excess of Sovereign Bank’s prime rate, as elected by the Company in accordance with the Credit Agreement.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Third Amendment to Credit Agreement, dated as of May 21, 2010 by and between CPI Aerostructures, Inc. and Sovereign Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2010	CPI AEROSTRUCTURES, INC.

By:	/s/ Vincent Palazzolo
Vincent Palazzolo
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Third Amendment to Credit Agreement, dated as of May 21, 2010 by and between CPI Aerostructures, Inc. and Sovereign Bank.